Exhibit 99.2

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended June 30, 2007 that will subsequently be released on Form 10-Q to be filed on or before August 9, 2007.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-14
Balance Sheets	15-16
Statements of Operations	17
Funds From Operations	18
Statement of Stockholders’ Equity	19
Taxable Income	20
Joint Venture Statements	21-24

Selected Financial Data	25-28

Summary of Debt and Ground Lease Arrangements	29-31

Mortgage Investments and Preferred Equity	32-33

Property Data
Composition of Property Portfolio	34-35
Top Tenants	36
Tenant Diversification	37
Leasing Activity Summary	38-41
Lease Expiration Schedule	42-43

Summary of Acquisition/Disposition Activity	44-46
Supplemental Definitions	47
Corporate Information	48

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy, (NYSE: GKK) since 2004. SL Green owns approximately 25% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS SECOND QUARTER 2007 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $79.5 million, or $1.26 per share for the second quarter ended June 30, 2007, a 3.3% increase over the same quarter in 2006 when FFO totaled $57.2 million, or $1.22 per share.

Net income available for common stockholders totaled $265.9 million, or $4.38 per share (diluted) for the second quarter ended June 30, 2007. Net income available to common stockholders totaled $29.1 million or $0.65 per share in the same quarter in 2006.  Second quarter 2007 results include gains on sale of $3.98 per share compared to no gains on sale for the same periods in 2006.

Funds available for distribution, or FAD, for the second quarter 2007 increased to $0.97 per share (diluted) versus $0.94 per share (diluted) in the prior year, a 3.2% increase.

The Company’s dividend payout ratio was 55.7% of FFO and 72.1% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues increased 108.4% in the second quarter to $257.7 million compared to $123.6 million in the prior year.  The $134.1 million growth in revenue resulted primarily from the following items:

•                  $105.5 million increase from 2007 and 2006 acquisitions, including the Reckson properties,

•                  $10.1 million increase from same-store properties,

•                  $10.1 million increase in preferred equity and investment income, and

•                  $8.4 million increase in other revenue, which was primarily due to incentive and asset management fees earned in 2007 ($7.1 million) as well as from fees earned from Gramercy ($3.4 million) and the Service Corporation ($0.4 million). This was partially offset by a decrease in revenue from discontinued operations ($1.2 million).

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $76.5 million (106.1%) to $148.6 million.  The following items drove EBITDA improvements:

•                  $58.2 million increase from 2007 and 2006 acquisitions, including the Reckson properties,

•                  $6.3 million increase from same-store properties.

•                  $10.1 million increase in preferred equity and investment income.  The weighted-average structured finance investment balance for the quarter increased to $699.6 million from $409.7 million in the prior year second quarter.  The weighted-average yield for the quarter was 10.5% compared to 10.3% in the prior year.

•                  $1.5 million increase from increased contributions to equity in net income from unconsolidated joint ventures primarily

FINANCIAL HIGHLIGHTS SECOND QUARTER 2007 UNAUDITED

from Gramercy ($1.8 million), 800 Third Avenue ($0.8 million) and 2 Herald Square ($1.4 million). This was partially offset by reductions in contributions primarily from 521 Fifth Avenue, which is under redevelopment ($0.7 million), 485 Lexington Avenue which is wholly-owned since December 2006 ($0.6 million) and the Mack-Green joint venture ($0.9 million).

•                  $10.9 million decrease from higher MG&A expense.

•                  $11.3 million increase in non-real estate revenues net of expenses, primarily due to increased incentive and asset management  fees earned in 2007 ($7.1 million) in addition to fee income from Gramercy ($3.4 million).

FFO before minority interests improved $22.3 million primarily as a result of:

•                  $76.5 million increase in EBITDA,

•                  $5.1 million decrease in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and

•                  $49.1 million decrease from higher interest expense, including a one-time expense of approximately $8.1 million for exit fees, make-whole payments and the write-off of unamortized deferred financing costs.

SAME-STORE RESULTS

Consolidated Properties

Same-store second quarter 2007 GAAP NOI increased $6.4 million (14.3%) to $51.1 million compared to the prior year.  Operating margins before ground rent increased from 50.18% to 51.65%.

The $6.4 million increase in GAAP NOI was primarily due to:

•                  $5.9 million (7.9%) increase in rental revenue primarily due to improved leasing,

•                  $1.4 million (10.5%) increase in escalation and reimbursement revenue,

•                  $2.8 million (2,978.7%) increase in investment and other income,

•                  $2.9 million (13.2%) increase in operating expenses, primarily driven by increases in payroll and utility costs, but was offset by reductions in insurance costs,

•                  $0.4 million (7.9%) increase in ground rent expense, and

•                  $0.4 million (2.3%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties second quarter 2007 GAAP NOI increased $0.6 million (2.0%) to $31.8 million compared to the prior year.  Operating margins before ground rent increased from 62.12% to 62.37%.

The $0.6 million increase in GAAP NOI was primarily due to:

•                  $1.2 million (2.8%) increase in rental revenue primarily due to improved leasing,

•                  $0.4 million (97.0%) decrease in investment and other income, and

FINANCIAL HIGHLIGHTS SECOND QUARTER 2007 UNAUDITED

•                  $0.2 million (1.7%) increase in operating expenses primarily driven by increases in utilities and repairs and maintenance which were partially offset by a reduction in insurance.

STRUCTURED FINANCE ACTIVITY

As of June 30, 2007, our structured finance and preferred equity investments totaled $661.7 million.  The weighted average balance outstanding for the second quarter of 2007 was $699.6 million.  During the second quarter of 2007 the weighted average yield was 10.52%.

During the second quarter 2007, the Company originated $62.7 million of structured finance investments, which yield approximately 11.45%.  There were also $90.4 million of redemptions during the second quarter of 2007.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at March 31, 2007 was 590,183 useable square feet net of holdover tenants.  During the quarter, 292,367 additional useable office, retail and storage square feet became available at an average escalated cash rent of $46.32 per rentable square foot.  The Company acquired 2,800 of available usable square feet in connection with the closing of the 48 East 43rd Street transaction.  The Company sold 1,936 of available usable square feet in connection with the sale of 110 East 42nd Street.  Space available to lease during the quarter totaled 883,414 useable square feet, or 3.9% of the total Manhattan portfolio.

During the second quarter, 66 Manhattan office leases, including early renewals, were signed totaling 677,807 rentable square feet.  New cash rents averaged $52.96 per rentable square foot.  Replacement rents were 40.5% higher than rents on previously occupied space, which had fully escalated cash rents averaging $37.70 per rentable square foot.  The average lease term was 8.3 years and average tenant concessions were 1.5 months of free rent with a tenant improvement allowance of $13.62 per rentable square foot.

Suburban vacancy at March 31, 2007 was 471,321 usable square feet net of holdover tenants.  During the quarter, 14,641 additional useable office square feet became available at an average escalated cash rent of $32.53 per rentable square foot.  The Company acquired 27,012 of available usable square feet connection with the acquisitions of 1010 Washington Avenue, CT, 500 West Putnam Avenue, CT and 1 Jericho Plaza.  Space available to lease during the quarter totaled 512,974 useable square feet, or 7.4% of the total Suburban portfolio.

During the second quarter, 19 Suburban office leases, including early renewals, were signed totaling 60,581 rentable square feet.  New cash rents averaged $29.88 per rentable square foot.  Replacement rents were 0.4% higher than rents on previously occupied space, which had fully escalated cash rents averaging $29.75 per rentable square foot.  The average lease term was 5.3 years and average tenant concessions were 0.1 months of

FINANCIAL HIGHLIGHTS SECOND QUARTER 2007 UNAUDITED

free rent with a tenant improvement allowance of $22.83 per rentable square foot.

The Company also signed a total of 10 retail and storage leases, including early renewals, for 15,238 rentable square feet.  The average lease term was 9.6 years and the average tenant concessions were 3.2 months of free rent with a tenant improvement allowance of $9.62 per rentable square foot.

REAL ESTATE ACTIVITY

Real estate investment transactions entered into during the past three months totaled approximately $2.8 billion and included:

-                    In April 2007, the Company completed the acquisition of 331 Madison Avenue and 48 East 43rd Street for a total of $73.0 million. Both 331 Madison Avenue and 48 East 43rd Street are located adjacent to 317 Madison Avenue, a property that the Company acquired in 2001. 331 Madison Avenue is an approximately 92,000-square foot, 14-story office building. The 22,850-square-foot 48 East 43rd Street property is a seven-story loft building that was later converted to office use.

-                    In April 2007, the Company acquired a 32.26% interest in the office condominium located at 1745 Broadway in Midtown Manhattan.  The investment was made through a joint venture with SITQ Immobilier, a subsidiary of Caisse de depot et placement du Quebec, and The Witkoff Group. The interest was acquired for approximately $66.5 million, valuing the office space at approximately $520.0 million. The property encompasses approximately 674,000 square feet.

-                    In April 2007, the Company acquired the fee interest in 333 West 34th Street for approximately $183.0 million from Citigroup Global Markets, Inc. The property encompasses approximately 345,000 square feet. At closing, Citigroup entered into a full building triple net lease through 2009.

-                    In April 2007, the Company acquired a 20.26% interest in One Jericho Plaza and Two Jericho Plaza in Jericho, New York in a partnership with Onyx Equities and an affiliate of Credit Suisse Securities (USA) LLC.  The interest was acquired for approximately $14.2 million, valuing the office space at approximately $210.0 million. The property encompasses approximately 640,000 square feet.

-                    In April 2007, the Company, along with Gramercy, together as tenants-in-common, acquired a fee interest in 2 Herald Square, a 354,400 square foot office and retail property located at 1328 Broadway in New York City. The fee interest, which is subject to a long-term operating lease, was purchased for approximately $225.0 million. The Company owns 55% of the fee and Gramercy owns the remaining 45%. The tenancy-in-common financed its acquisition with a $191.25 million, 10-year fixed rate loan provided by an affiliate of Goldman, Sachs & Co.

FINANCIAL HIGHLIGHTS SECOND QUARTER 2007 UNAUDITED

-                    In June 2007, the Company, along with its joint venture partners, acquired the second and third floors in the office tower at 717 Fifth Avenue for approximately $16.9 million, excluding closing costs. This acquisition was funded by a $17.5 million upsize to the existing loan.

-                    In July 2007, the Company entered into an agreement to acquire Gramercy’s 45% equity interest in the joint venture that owns One Madison Avenue for approximately $147.2 million (and the assumption of Gramercy’s proportionate share of the debt encumbering the property of approximately $305.3 million). Following the closing of the acquisition of this interest, which is expected to occur in the third quarter, the Company will own 100% of One Madison Avenue.

-                    In July 2007, the Company, along with Gramercy, acquired a 79% fee interest and 21% leasehold interst in the Lipstick building, a 607,000 square foot class A office building located at 885 Third Avenue in New York City for approximately $317.0 million. Simultaneously, Gramercy and SL Green entered into a 70-year leasehold/sub-leasehold arrangement for the improvements. The Company owns 55% of the investment and Gramercy owns the remaining 45%. The acquisition was financed with a $267.7 million, 10-year fixed rate loan provided by Goldman Sachs Commercial Mortgage Capital.

-                    In July 2007, the Company, along with The City Investment Fund, or CIF, closed on the acquisition of 16 Court Street, Brooklyn for approximately $107.5 million. SL Green will own a 35% interest in the venture. CIF will own the remaining 65% interest. The property is a 38-story, 317,625-square-foot office building.

-                    In June 2007, the Company closed on the acquisition of 1010 Washington Avenue, CT, a 143,400 square foot office tower. The fee interest was purchased for approximately $38.0 million.

-                    In June 2007, the Company acquired an office property located at 500 West Putnam Avenue in Greenwich, Connecticut. The Greenwich property, a four-story, 121,500-square-foot office building, was purchased for approximately $56.0 million.

-                    In June 2007, the joint venture that owned 5 Madison Avenue - The ClockTower sold it for approximately $200.0 million. The Company realized a $5.5 million incentive distribution upon the winding down of the joint venture.

-                    In June 2007, the Company sold its office condominium interest in floors six through eighteen at 110 East 42nd Street for approximately $111.5 million, excluding closing costs. The property encompasses approximately 181,000 square feet. The sale does not include approximately 112,000 square feet of

FINANCIAL HIGHLIGHTS SECOND QUARTER 2007 UNAUDITED

developable air rights, which the Company retained along with the ability to transfer these rights off-site. The Company recognized a gain on sale of approximately $84.0 million.

-                    In June 2007, the Company sold its condominium interests in 125 Broad Street for approximately $273.0 million, excluding closing costs. The property is approximately 525,000 square feet. The Company recognized a gain on sale of approximately $167.9 million.

-                    In July 2007, the Company sold its property located at 292 Madison Avenue for approximately $140.0 million, excluding closing costs. The property encompasses approximately 187,000 square feet. The Company recognized a gain on sale of approximately $99.0 million.

Investment In Gramercy Capital Corp.

At June 30, 2007, the book value of the Company’s investment in Gramercy totaled approximately $120.7 million. Fees earned from various arrangements between the Company and Gramercy totaled approximately $9.2 million for the quarter ended June 30, 2007, including an incentive fee of $3.8 million earned as a result of Gramercy’s FFO (as defined in Gramercy’s management agreement) exceeding the 9.5% annual return on equity performance threshold.  The Company’s share of FFO generated from its investment in Gramercy totaled approximately $5.6 million for the quarter ended June 30, 2007, compared to $3.7 million for the same period in the prior year.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy.  For the quarter ended June 30, 2007, the Company’s MG&A includes approximately $3.4 million of costs associated with Gramercy.

Financing/ Capital Activity

In June 2007, the Company amended and restated its existing unsecured revolving credit facility with Wachovia Bank, as agent for itself and other lenders in connection with the Credit Facility. Pursuant to the amendment and restatement, the amount available under the credit facility was increased from $800.0 million to $1.25 billion. The Company has the ability to increase the capacity under the credit facility by an additional $250 million, subject to lender approval.  The amendment and restatement also reduced the applicable interest rate spreads, extended the maturity date to June 28, 2011 and eased certain financial and other restrictive covenants of the credit facility.  As a result of the amendment, interest rate spreads decreased from approximately 110 basis points to 80 basis points over the 30-day LIBOR.

In April 2007, the Company redeemed its $50.0 million 6.0% notes due June 2007 and $150.0 million 7.2% notes due August 2007. These notes had been assumed in connection with the merger with Reckson Associates Realty Corp. Also, in June 2007, the Company paid off and terminated its existing (i)

FINANCIAL HIGHLIGHTS SECOND QUARTER 2007 UNAUDITED

$500.0 million credit agreement, dated as of January 24, 2007, and (ii) $200.0 million five-year non-recourse term loan. In connection with these repayments, the Company realized a one-time expense of approximately $8.1 million for exit fees, make-whole payments and the write-off of unamortized deferred financing costs.

In June 2007, the Company renewed and extended the maturity date of the ground lease at 420 Lexington Avenue through December 31, 2029, with an option for further extension through 2080.  Ground lease rent payments under the new lease will total approximately $12.2 million per year. The ground lease was subject to a revaluation in December 2008.

The Company acquired $49.9 million of its common stock at an average share price of $128.21, during the quarter ended June 30, 2007 pursuant to the stock repurchase program.

The joint venture that owns 1604-1610 Broadway closed on a $27.0 million, 5-year, fixed rate mortgage carrying an interest rate of 5.66% per annum. As a result of the refinancing, the Company’s economic interest in the joint venture increased from 45% to 63%.

In May 2007, the Company repaid, at maturity, the $12.3 million mortgage that had encumbered 100 Summit Road, Westchester.

Dividends

On June 13, 2007, the Company declared a dividend of $0.70 per common share for the second quarter 2007.  The dividend was payable July 13, 2007 to stockholders of record on the close of business on June 29, 2007.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.80 per common share.

On June 13, 2007, the Company also approved a distribution on its Series C preferred stock for the period April 15, 2007 through and including July 14, 2007, of $0.4766 per share, payable July 13, 2007 to stockholders of record on the close of business on June 29, 2007. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On June 13, 2007, the Company also approved a distribution on its Series D preferred stock for the period April 15, 2007 through and including July 14, 2007, of $0.4922 per share, payable July 13, 2007 to stockholders of record on the close of business on June 29, 2007. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

Other

Effective April 1, 2007, the 2007 wholly-owned same-store properties will no longer include 110 East 42nd Street and 125 Broad Street.

SL Green Realty Corp.
Key Financial Data
June 30, 2007
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006

Earnings Per Share
Net income available to common shareholders - diluted	$4.38	$2.53	$0.62	$2.53	$0.65
Funds from operations available to common shareholders - diluted	$1.26	$2.03	$1.18	$1.13	$1.22
Funds available for distribution to common shareholders - diluted	$0.97	$1.93	$0.78	$0.81	$0.94

Common Share Price & Dividends
At the end of the period	$123.89	$137.18	$132.78	$111.70	$109.47
High during period	$143.47	$156.10	$139.50	$115.90	$109.47
Low during period	$122.78	$131.81	$112.37	$107.17	$95.31
Common dividends per share	$0.70	$0.70	$0.70	$0.60	$0.60
FFO Payout Ratio	55.70%	34.47%	59.16%	53.16%	49.20%
FAD Payout Ratio	72.09%	36.21%	90.23%	73.75%	63.91%

Common Shares & Units
Common shares outstanding	59,626	59,182	49,840	45,774	43,226
Units outstanding	2,365	2,619	2,694	2,219	2,219
Total shares and units outstanding	61,991	61,801	52,534	47,993	45,445

Weighted average common shares and units outstanding - basic	61,984	59,301	49,689	47,495	45,421
Weighted average common shares and units outstanding - diluted	63,275	60,930	51,160	49,215	46,901

Market Capitalization
Market value of common equity	$7,680,065	$8,477,861	$6,975,465	$5,360,818	$4,974,864
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	4,653,374	5,023,057	1,815,379	1,975,325	1,853,644
Consolidated market capitalization	$12,590,939	$13,758,418	$9,048,344	$7,593,643	$7,086,008
SLG portion JV debt	1,483,534	1,264,200	1,209,281	1,181,397	1,179,332
Combined market capitalization	$14,074,473	$15,022,618	$10,257,625	$8,775,040	$8,265,340

Consolidated debt to market capitalization	36.96%	36.51%	20.06%	26.01%	26.16%
Combined debt to market capitalization	43.60%	41.85%	29.49%	35.97%	36.70%

Consolidated debt service coverage	2.35	3.00	3.12	3.38	3.63
Consolidated fixed charge coverage	2.00	2.53	2.36	2.47	2.59
Combined fixed charge coverage	1.76	2.18	1.89	1.93	2.03

Portfolio Statistics (Manhattan)
Consolidated office buildings	24	24	20	20	23
Unconsolidated office buildings	8	7	8	7	7
	32	31	28	27	30
Consolidated office buildings square footage	13,899,300	14,145,000	10,086,000	9,625,000	9,965,000
Unconsolidated office buildings square footage	8,640,900	7,966,900	8,879,900	8,814,900	8,814,900
	22,540,200	22,111,900	18,965,900	18,439,900	18,779,900

Quarter end occupancy-portfolio	97.6%	97.3%	97.0%	96.1%	95.9%
Quarter end occupancy- same store - wholly owned	97.9%	98.7%	97.5%	97.0%	96.7%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	97.3%	97.6%	97.4%	97.2%	96.9%

SL Green Realty Corp.
Key Financial Data
June 30, 2007
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006

Selected Balance Sheet Data
Real estate assets before depreciation	$7,619,487	$7,375,047	$3,055,159	$2,824,688	$2,634,724
Investments in unconsolidated joint ventures	$839,087	$743,978	$686,069	$549,040	$571,418
Structured finance investments	$661,720	$688,303	$445,026	$347,558	$333,989

Total Assets	$9,452,345	$9,625,785	$4,632,227	$4,226,806	$3,691,952

Fixed rate & hedged debt	$3,823,513	$4,015,996	$1,511,714	$1,418,106	$1,419,065
Variable rate debt	829,861	933,309	303,665	462,219	339,579
Total consolidated debt	$4,653,374	$4,949,305	$1,815,379	$1,880,325	$1,758,644

Total Liabilities	$5,006,527	$5,394,598	$2,109,451	$2,239,912	$2,090,786

Fixed rate & hedged debt-including SLG portion of JV debt	$4,723,635	$4,657,260	$2,099,716	$1,957,206	$1,958,896
Variable rate debt - including SLG portion of JV debt	1,413,273	1,556,245	924,944	1,104,516	979,080
Total combined debt	$6,136,908	$6,213,505	$3,024,660	$3,061,722	$2,937,976

Selected Operating Data
Property operating revenues	$207,059	$179,956	$109,450	$104,169	$94,953
Property operating expenses	96,999	85,804	52,070	54,365	48,854
Property operating NOI	$110,060	$94,152	$57,380	$49,804	$46,099
NOI from discontinued operations	4,057	4,465	4,481	5,939	6,806
Total property operating NOI	$114,117	$98,617	$61,861	$55,743	$52,905

SLG share of Property NOI from JVs	$44,194	$37,364	$37,419	$36,587	$33,834
SLG share of FFO from Gramercy Capital	$5,623	$4,894	$5,083	$4,125	$3,694
Structured finance income	$27,443	$21,709	$15,202	$15,978	$17,305
Other income	$23,204	$89,885	$26,164	$9,441	$11,382

Marketing general & administrative expenses	$24,131	$34,247	$25,669	$13,830	$13,257

Consolidated interest	$63,803	$58,917	$29,834	$24,764	$22,901
Combined interest	$87,234	$79,239	$50,154	$43,990	$40,088
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	66	45	38	56	57
Total office square footage leased	677,807	330,972	452,497	586,223	427,862

Average rent psf	$52.96	$57.84	$61.99	$62.67	$46.40
Escalated rents psf	$37.70	$42.21	$48.18	$49.81	$42.08
Percentage of rent over escalated	40.5%	37.0%	28.7%	25.8%	10.3%
Tenant concession packages psf	$13.62	$24.93	$32.49	$14.90	$24.89
Free rent months	1.5	2.7	3.3	1.9	2.5

SL Green Realty Corp.
Key Financial Data
June 30, 2007
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	6/30/2007	3/31/2007(1)	12/31/2006	9/30/2006	6/30/2006

Selected Operating Data (Suburban)
Property operating revenues	$30,973	$22,641	$—	$—	$—
Property operating expenses	12,894	9,228	—	—	—
Property operating NOI	$18,079	$13,413	$—	$—	$—

SLG share of Property NOI from JV	$2,826	$1,768	—	—	—

Consolidated interest	$4,416	$3,580	—	—	—
Combined interest	$5,967	$4,482	—	—	—

Portfolio Statistics (Suburban)
Consolidated office buildings	30	28	—	—	—
Unconsolidated office buildings	3	1	—	—	—
	33	29

Consolidated office buildings square footage	4,925,800	4,660,900	—	—	—
Unconsolidated office buildings square footage	2,042,000	1,402,000	—	—	—
	6,967,800	6,062,900

Quarter end occupancy-portfolio	93.8%	92.7%	—	—	—

Office Leasing Statistics (Suburban)
Total office leases signed	19	22	—	—	—
Total office square footage leased	60,581	139,503	—	—	—

Average rent psf	$29.88	$30.44	—	—	—
Escalated rents psf	$29.75	$27.36	—	—	—
Percentage of rent over escalated	0.4%	11.2%	—	—	—
Tenant concession packages psf	$22.83	$17.82	—	—	—
Free rent months	0.1	1.1	—	—	—

(1) Includes operations since January 25th, 2007.

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,285,915	$1,235,607	$439,986	$349,073	$302,821
Buildings & improvements fee interest	5,082,758	4,930,419	2,111,970	1,671,234	1,477,106
Buildings & improvements leasehold	1,201,786	1,093,514	490,995	705,900	703,843
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$7,582,667	$7,271,748	$3,055,159	$2,738,415	$2,495,978
Less accumulated depreciation	(324,756)	(297,365)	(279,436)	(253,136)	(236,727)
	$7,257,911	$6,974,383	$2,775,723	$2,485,279	$2,259,251
Other Real Estate Investments:
Investment in unconsolidated joint ventures	839,087	743,978	686,069	549,040	571,418
Structured finance investments	661,720	688,303	445,026	347,558	333,989

Assets held for sale	21,040	96,101	—	121,962	170,173
Cash and cash equivalents	80,300	499,728	117,178	176,444	14,184
Restricted cash	131,247	128,223	252,272	227,482	61,663
Tenant and other receivables, net of $ 12,729 reserve at 6/30/07	41,657	53,040	34,483	32,037	27,115
Related party receivables	10,943	14,938	7,195	9,563	8,330
Deferred rents receivable, net of reserve for tenant credit loss of $12,308 at 6/30/07	111,740	103,267	96,624	85,242	81,561
Deferred costs, net	113,885	116,760	97,850	74,223	73,747
Other assets	182,815	207,064	119,807	117,976	90,521

Total Assets	$9,452,345	$9,625,785	$4,632,227	$4,226,806	$3,691,952

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Liabilities and Stockholders’ Equity
Mortgage notes payable	$2,173,460	$2,156,575	$1,190,379	$1,255,325	$1,078,999
Term loans and unsecured notes	1,792,914	2,692,730	525,000	525,000	525,000
Revolving credit facilities	587,000	—	—	—	54,645
Accrued interest and other liabilities	42,286	36,784	10,008	9,353	7,991
Accounts payable and accrued expenses	148,158	169,736	138,181	96,741	84,977
Deferred revenue	42,382	44,082	43,721	63,358	49,045
Capitalized lease obligations	16,466	16,430	16,394	16,359	16,325
Deferred land lease payable	16,829	17,095	16,938	16,782	16,625
Dividend and distributions payable	47,557	47,427	40,917	33,247	31,725
Security deposits	39,475	39,103	27,913	28,368	30,075
Liabilities related to assets held for sale	—	74,636	—	95,379	95,379
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$5,006,527	$5,394,598	$2,109,451	$2,239,912	$2,090,786

Minority interest in other partnerships	592,449	580,424	56,162	56,929	37,164
Minority interest in operating partnership (2,365 units outstanding) at 6/30/07	77,429	75,996	71,731	71,910	67,498

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 160,000 shares authorized, 59,626 issued and outstanding at 6/30/07	598	592	498	458	432
Additional paid - in capital	2,905,765	2,886,092	1,809,893	1,268,491	991,241
Treasury stock	(40,368)	—	—	—	—
Accumulated other comprehensive income	9,287	11,568	13,971	13,060	20,009
Retained earnings	652,356	428,213	322,219	327,744	236,520
Total Stockholders’ Equity	$3,775,940	$3,574,767	$2,394,883	$1,858,055	$1,496,504

Total Liabilities and Stockholders’ Equity	$9,452,345	$9,625,785	$4,632,227	$4,226,806	$3,691,952

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2007	2006	2007	2007	2006
Revenues
Rental revenue, net	176,761	80,486	151,920	$328,681	$156,086
Escalation and reimbursement revenues	30,298	14,467	28,036	58,334	27,797
Investment income	27,443	17,305	21,709	49,152	30,784
Other income	23,204	11,382	89,885	113,089	21,190
Total Revenues, net	257,706	123,640	291,550	549,256	235,857

Equity in net income from unconsolidated joint ventures	12,059	10,596	9,354	21,413	20,564

Operating expenses	54,581	26,247	47,989	102,570	52,662
Ground rent	7,766	4,921	7,265	15,031	9,842
Real estate taxes	34,652	17,686	30,550	65,202	34,721
Marketing, general and administrative	24,131	13,257	34,247	58,378	26,243
Total Operating Expenses	121,130	62,111	120,051	241,181	123,468

EBITDA	148,635	72,125	180,853	329,488	132,953

Interest	62,595	21,528	57,591	120,186	39,019
Amortization of deferred financing costs	9,242	1,242	3,301	12,543	1,956
Depreciation and amortization	44,623	16,720	37,358	81,981	31,793

Income Before Minority Interest and Items	32,175	32,635	82,603	114,778	60,185

Income from discontinued operations	2,505	3,818	1,793	4,297	6,932
Gain on sale of discontinued operations	241,906	—	45,118	286,600	—
Equity in net gain on sale of joint venture property	—	—	31,509	31,509	—
Minority interest	(5,736)	(2,424)	(8,627)	(13,938)	(4,387)
Net Income	270,850	34,029	152,396	423,246	62,730

Dividends on perpetual preferred shares	4,969	4,969	4,969	9,938	9,938

Net Income Available For Common Shareholders	$265,881	$29,060	$147,427	$413,308	$52,792

Earnings per Share
Net income per share (basic)	$4.47	$0.67	$2.60	$7.09	$1.23
Net income per share (diluted)	$4.38	$0.65	$2.53	$6.93	$1.19

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted—except per share data)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30,	June 30,	March 31,	June 30,	June 30,
		2007	2006	2007	2007	2006
Funds from operations
Net Income before Minority Interests and Items		$32,175	$32,635	$82,603	$114,778	$60,185

Add:	Depreciation and amortization	44,623	16,720	37,358	81,981	31,793
	FFO from discontinued operations	2,849	5,434	3,138	5,987	10,425
	FFO adjustment for joint ventures	5,078	7,613	5,822	10,900	15,593
Less:	Dividends on preferred shares	4,969	4,969	4,969	9,938	9,938
	Non real estate depreciation and amortization	243	239	236	479	506
	Funds From Operations	$79,513	$57,194	$123,716	$203,229	$107,552

	Funds From Operations - Basic per Share	$1.28	$1.26	$2.09	$3.34	$2.37

	Funds From Operations - Diluted per Share	$1.26	$1.22	$2.03	$3.27	$2.30

Funds Available for Distribution
FFO		$79,513	$57,194	$123,716	203,229	107,552

Add:	Non real estate depreciation and amortization	243	239	236	479	506
	Amortization of deferred financing costs	9,242	1,242	3,301	12,543	1,956
	Non-cash deferred compensation	2,286	2,569	11,822	14,108	4,865
Less:	FAD adjustment for Joint Ventures	5,968	3,618	3,772	9,740	6,058
	FAD adjustment for discontinued operations	255	281	1,015	1,270	573
	Straight-line rental income and other non cash adjustments	15,351	4,897	12,754	28,105	10,227
	Second cycle tenant improvements	3,398	6,014	1,627	5,025	9,981
	Second cycle leasing commissions	2,939	785	1,413	4,352	4,757
	Revenue enhancing recurring CAPEX	374	—	4	378	289
	Non- revenue enhancing recurring CAPEX	1,555	1,617	689	2,244	1,876

Funds Available for Distribution		$61,444	$44,032	$117,801	$179,245	$81,119
	Diluted per Share	$0.97	$0.94	$1.93	$2.88	$1.73
First Cycle Leasing Costs
	Tenant improvements	2,108	824	523	2,631	2,215
	Leasing commissions	2,188	465	1,176	3,364	3,538

Funds Available for Distribution after First Cycle Leasing Costs		$57,148	$42,743	$116,102	$173,250	$75,366

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.90	$0.91	$1.91	$2.78	$1.61

Redevelopment Costs		4,792	4,113	6,844	$11,636	$6,049

Payout Ratio of Funds From Operations		55.70%	49.20%	34.47%	42.86%	52.19%
Payout Ratio of Funds Available for Distribution
Before First Cycle Leasing Costs		72.09%	63.91%	36.21%	48.59%	69.19%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

							Accumulated
	Series C	Series D					Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Income	TOTAL

Balance at December 31, 2006	$151,981	$96,321	$498	$1,809,893	$—	$322,219	$13,971	$2,394,883

Net Income						423,246		423,246
Preferred Dividend						(9,938)		(9,938)
Exercise of employee stock options			3	10,504				10,507
Stock-based compensation fair value				7,632				7,632
Cash distributions declared ($1.40 per common share)						(83,171)		(83,171)
Comprehensive Income - Unrealized gain of derivative instruments							(4,684)	(4,684)
Redemption of units and dividend reinvestment proceeds			3	16,485				16,488
Issuance of common stock for Reckson acquisition			93	1,048,585				1,048,678
Treasury stock					(40,368)			(40,368)
Deferred compensation plan			1	532				533
Amortization of deferred compensation				12,134				12,134
Balance at June 30, 2007	$151,981	$96,321	$598	$2,905,765	$(40,368)	$652,356	$9,287	$3,775,940

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

			Stock-Based
	Common Stock	OP Units	Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2006	49,839,636	2,693,900	—	52,533,536	—	52,533,536

YTD share activity	9,785,951	(328,562)		9,457,389		9,457,389
Share Count at June 30, 2007 - Basic	59,625,587	2,365,338	—	61,990,925	—	61,990,925

Weighting Factor	(1,367,508)	190,028	1,401,680	224,200		224,200
Weighted Average Share Count at June 30, 2007 - Diluted	58,258,079	2,555,366	1,401,680	62,215,125	—	62,215,125

TAXABLE INCOME Unaudited ($000’s omitted)

	Six Months Ended
	June 30,	June 30,
	2007	2006

Net Income Available For Common Shareholders	$413,308	$52,792
Book/Tax Depreciation Adjustment	26,655	8,294
Book/Tax Gain Recognition Adjustment	(330,689)	—
Book/Tax JV Net equity adjustment	13,964	13,148
Other Operating Adjustments	(35,072)	(19,634)
C-corp Earnings	(4,412)	(2,618)
Taxable Income (Projected)	$83,754	$51,982

Dividend per share	$1.40	$1.20
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	59,626	43,226

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway, 1412 Broadway, 17 Battery Place North,1466 Broadway, 286 & 290 Madison Avenue and 1140 Avenue of the Americas through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue, 70 West 36th Street, 110 East 42nd Street and 125 Broad Street.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Venture Unaudited ($000’s omitted)

	June 30, 2007		June 30, 2006

	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$941,263	$450,648	$647,117	$292,830
Buildings & improvements fee interest	3,688,508	1,620,433	2,879,687	1,301,781
Buildings & improvements leasehold	260,445	128,991	21,838	9,827
	4,890,216	2,200,072	3,548,642	1,604,438
Less accumulated depreciation	(241,691)	(120,600)	(186,113)	(87,898)

Net Real Estate	4,648,525	2,079,472	3,362,529	1,516,540

Cash and cash equivalents	81,310	35,510	103,538	47,039
Restricted cash	31,581	13,870	25,540	12,505
Tenant receivables, net of $1,561 reserve at 6/30/07	11,739	5,688	13,045	6,684
Deferred rents receivable, net of reserve for tenant credit loss of $2,710 at 6/30/07	85,349	43,299	65,544	31,918
Deferred costs, net	81,881	38,308	78,038	33,564
Other assets	33,368	16,280	30,919	14,435

Total Assets	$4,973,753	$2,232,427	$3,679,153	$1,662,685

Mortgage loans payable	$3,176,896	$1,483,534	$2,572,643	$1,179,332
Derivative Instruments-fair value	25	14	—	—
Accrued interest payable	(202)	2,188	12,037	5,342
Accounts payable and accrued expenses	76,961	36,102	59,566	27,156
Security deposits	10,325	5,187	7,530	3,571
Contributed Capital (1)	1,709,748	705,402	1,027,377	447,284

Total Liabilities and Equity	$4,973,753	$2,232,427	$3,679,153	$1,662,685

As of June 30, 2007 the Company has fifteen unconsolidated joint venture interests including a 66.18% economic interest in 1250 Broadway increased from 55% in August 2006, a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005, a 45% interest in 1221 Avenue of the Americas, a 55% interest in the South Building of 1 Madison Avenue, a 45% interest in 379 West Broadway, a 48% interest in the Mack - Green Joint Venture, a 50% interest in 21 West 34th Street, a 47% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in Jericho Plazas, a 55% interest in 2 Herald Square and a 32.25% interest in 1745 Broadway. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following seven joint ventures including a 50% interest in 1551/1555 Broadway, a 50% interest in 141 Fifth Avenue, a 50% interest in 25-29 West 34th Street and a 51% interest in 919 Third Avenue, 100 White Plains Road, 120 White Plains Road, 680 Washington Avenue and 750 Washington Avenue.

(1)Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statement of Operations for Unconsolidated Property Joint Venture Unaudited ($000’s omitted)

	Three Months Ended
	Three Months Ended June 30, 2007		March 31, 2007	Three Months Ended June 30, 2006
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$116,076	$57,719	$51,392	$90,504	$44,459
Escalation and reimbursement revenues	18,889	10,076	9,900	17,880	9,025
Investment and other income	1,443	841	1,152	1,711	835
Total Revenues, net	$136,408	$68,636	$62,444	$110,095	$54,319

Expenses
Operating expenses	$26,939	$13,856	$14,877	$24,033	$11,835
Ground rent	1,116	628	215	225	101
Real estate taxes	19,368	9,958	9,988	17,604	8,549
Total Operating Expenses	$47,423	$24,442	$25,080	$41,862	$20,485

GAAP NOI	$88,985	$44,194	$37,364	$68,233	$33,834
Cash NOI	$81,055	$40,498	$34,897	$60,482	$30,533

Interest	45,819	23,431	20,322	33,355	17,187
Amortization of deferred financing costs	2,082	962	731	1,379	760
Depreciation and amortization	26,837	12,725	11,226	17,556	8,491

Net Income	$14,247	$7,076	$5,085	$15,943	$7,396

Plus: Real estate depreciation	26,797	12,717	11,226	17,556	8,491
Funds From Operations	$41,044	$19,793	$16,311	$33,499	$15,887

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$2,122	$970	$731	$1,379	$760
Less: Straight-line rental income and other non-cash adjustments	(7,929)	(3,696)	(2,999)	(7,748)	(3,302)
Less: Second cycle tenant improvement	(3,354)	(1,842)	(813)	(1,267)	(569)
Less: Second cycle leasing commissions	(1,841)	(928)	(544)	(255)	(128)
Less: Recurring CAPEX	(696)	(472)	(147)	(669)	(379)
FAD Adjustment	$(11,698)	$(5,968)	$(3,772)	$(8,560)	$(3,618)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Six Months Ended June 30, 2007		Six Months Ended June 30, 2006
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$218,524	$109,111	$178,960	$87,049
Escalation and reimbursement revenues	37,729	19,976	36,872	18,077
Investment and other income	3,839	1,993	3,572	1,813
Total Revenues, net	$260,092	$131,080	$219,404	$106,939

Expenses
Operating expenses	$55,917	$28,733	$48,757	$23,812
Ground rent	1,575	843	450	202
Real estate taxes	39,031	19,946	35,021	16,961
Total Operating Expenses	$96,523	$49,522	$84,228	$40,975

GAAP NOI	$163,569	$81,558	$135,176	$65,964
Cash NOI	$149,085	$75,395	$120,431	$59,927

Interest	84,408	43,753	63,816	32,765
Amortization of deferred financing costs	3,391	1,693	2,812	1,531
Depreciation and amortization	48,991	23,951	35,209	16,943

Net Income	$26,779	$12,161	$33,339	$14,725

Plus: Real estate depreciation	48,951	23,943	35,209	16,943
Funds From Operations	$75,730	$36,104	$68,548	$31,668

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$3,431	$1,701	$2,812	$1,531
Less: Straight-line rental income and other non-cash adjustments	(14,266)	(6,695)	(14,740)	(6,035)
Less: Second cycle tenant improvement	(4,984)	(2,655)	(2,094)	(971)
Less: Second cycle leasing commissions	(2,823)	(1,472)	(452)	(187)
Less: Recurring CAPEX	(914)	(619)	(719)	(396)
FAD Adjustment	$(19,556)	$(9,740)	$(15,193)	$(6,058)

Gramercy Joint Venture Statements Unaudited ($000’s omitted)

Balance Sheets			Income Statements
						Six Months
				Three Months Ended		Ended
	June 30,	March 31,		June 30,	June 30,	June 30,	June 30,
	2007	2007		2007	2006	2007	2006
Assets			Revenues
Cash	$19,403	$16,430	Investment Income	$72,828	$39,134	$132,797	$71,013
Loans and other lending investments, net	2,635,115	2,321,893	Rental Revenue - net	1,850	—	3,586	914
Investment in joint ventures	74,302	56,779	Gain on sales and other income	3,625	4,371	10,054	8,568
Operating real estate, net	102,092	100,818	Total revenues	78,303	43,505	146,437	80,495
Other assets	426,205	315,938
Total Assets	$3,257,117	$2,811,858	Expenses
			Interest	39,209	20,777	75,670	38,499
			Management fees	5,414	3,861	10,253	7,384
Liabilities and Stockholders’ Equity			Incentive fees	3,784	1,578	6,602	2,771
Repurchase agreements	$556,659	$246,278	Depreciation and amortization	1,088	228	1,759	683
Credit facilities	90,000	90,000	Marketing, general and administrative	4,103	2,779	7,923	5,549
Collateralized debt obligations	1,714,250	1,714,250	Provision for loan loss	2,900	500	4,148	500
Mortgage note payable	94,525	94,525	Total expenses	56,498	29,723	106,355	55,386
Other liabilities	59,765	52,283
Junior subordinated deferrable interest debentures	150,000	150,000
Total Liabilities	2,665,199	2,347,336	Income from continuing operations before equity in net loss of unconsolidated joint ventures, minority interest and taxes	21,805	13,782	40,082	25,109
			Equity in net loss of unconsolidated joint ventures	484	(630)	(210)	(1,357)
			Income from continuing operations before minority interest and taxes	22,289	13,152	39,872	23,752
Stockholders’ Equity
Total stockholders’ equity	591,918	464,522	Provision for taxes	(429)	(335)	(963)	(382)
			Net Income	21,860	12,817	38,909
			Dividends on preferred stock	(1,895)	—	(1,895)
Total Liabilities and Stockholders’ Equity	$3,257,117	$2,811,858	Net income available to common shareholders	19,965	12,817	37,014	23,370

			Plus: Real estate depreciation	2,528	1,978	5,058	4,096
Total Outstanding Shares	26,072	26,045	FFO	$22,493	$14,795	$42,072	$27,466

Total SLG Shares	6,418	6,418	SLG share of net income	$4,991	$3,200	$9,257	$5,840

SLG Investment in Gramercy at Original Cost	$113,682	$113,682	SLG share of FFO	$5,623	$3,694	$10,518	$6,862

GKK Manager
	Three Months Ended		Three Months Ended	Six Months Ended
	June 30,	June 30,	March 30,	June 30,	June 30,
	2007	2006	2007	2007	2006
Base management income	$3,109	$2,501	$2,667	$5,776	$4,737
Other fee income	4,868	2,084	3,889	8,757	3,776
Marketing, general and administrative expenses	(3,434)	(1,989)	(2,422)	(5,856)	(3,935)
Net Income before minority interest	4,543	2,596	4,134	8,677	4,578
Less: minority interest	(1,577)	(896)	(1,413)	(2,990)	(1,565)
SLG share of GKK Manager net income	2,966	1,700	2,721	5,687	3,013
Servicing and administrative reimbursements	1,222	861	1,100	2,322	1,643
Net management income and reimbursements from Gramercy	$4,188	$2,561	$3,821	$8,009	$4,656

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	6/30/2007		3/31/2007	12/31/2006	9/30/2006	6/30/2006
Market Capitalization
Common Equity:
Common Shares Outstanding	59,626		59,182	49,840	45,774	43,226
OP Units Outstanding	2,365		2,619	2,694	2,219	2,219
Total Common Equity (Shares and Units)	61,991		61,801	52,534	47,993	45,445
Share Price (End of Period)	$123.89		$137.18	$132.78	$111.70	$109.47
Equity Market Value	$7,680,065		$8,477,861	$6,975,465	$5,360,818	$4,974,864
Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	2,173,460		2,156,575	1,190,379	1,255,325	1,078,999
Outstanding Balance on - Term Loans	—		700,000	525,000	525,000	525,000
Outstanding Balance on - Unsecured Credit Line	587,000		—	—	—	54,645
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	774,644		974,636	—	—	—
Convertible Bonds	1,018,270		1,018,094	—	—	—
Liability Held for Sale	—		73,752	—	95,000	95,000
Total Consolidated Debt	4,653,374		5,023,057	1,815,379	1,975,325	1,853,644
Company’s Portion of Joint Venture Debt	1,483,534		1,264,200	1,209,281	1,181,397	1,179,332
Total Combined Debt	6,136,908		6,287,257	3,024,660	3,156,722	3,032,976

Total Market Cap (Debt & Equity)	$14,074,473		$15,022,618	$10,257,625	$8,775,040	$8,265,340

Availability under Lines of Credit
Senior Unsecured Line of Credit	642,719	(A)	784,719	484,482	486,482	431,837
Term Loans	—		—	—	—	—
Total Availability	$642,719		$784,719	$484,482	$486,482	$431,837
(A) As reduced by $20,281 letter of credit

Combined Capitalized Interest	$3,627		$4,552	$2,873	$5,069	$4,342

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	36.96%		36.51%	20.06%	26.01%	26.16%
Debt to Gross Real Estate Book Ratio	61.04%		68.06%	59.30%	69.65%	69.79%
Secured Real Estate Debt to Secured Assets Gross Book	69.84%		69.69%	76.31%	75.11%	74.76%
Unsecured Debt to Unencumbered Assets-Gross Book Value	65.50%		79.19%	28.58%	41.37%	44.60%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	43.60%		41.85%	29.49%	35.97%	36.70%
Debt to Gross Real Estate Book Ratio	62.47%		67.83%	62.77%	72.78%	74.19%
Secured Debt to Secured Assets Gross Book	68.84%		68.67%	71.94%	74.26%	74.13%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30,	June 30,	March 31,	June 30,	June 30,
		2007	2006	2007	2007	2006
	Property NOI

	Property Operating NOI	$110,060	$46,099	$94,152	$204,212	$86,658
	NOI from Discontinued Operations	4,057	6,806	4,465	8,522	13,159
	Total Property Operating NOI - Consolidated	114,117	52,905	98,617	212,734	99,817
	SLG share of Property NOI from JVs	44,194	33,834	37,364	81,558	65,964
	GAAP NOI	$158,311	$86,739	$135,981	$294,292	$165,781

Less:	Free Rent (Net of Amortization)	3,868	1,742	4,044	7,912	3,963
	Net FAS 141 Adjustment	849	1,052	788	1,637	1,841
	Straightline Revenue Adjustment	14,097	6,693	11,248	25,345	13,051

Plus:	Allowance for S/L tenant credit loss	1,313	951	1,362	2,675	1,884
	Ground Lease Straight-line Adjustment	87	157	157	244	314
	Cash NOI	$140,897	$78,360	$121,420	$262,317	$149,124

	Components of Debt Service and Fixed Charges

	Interest Expense	65,444	23,093	60,001	125,445	42,132
	Fixed Amortization Principal Payments	3,350	941	4,087	7,437	1,966
	Total Consolidated Debt Service	68,794	24,034	64,088	132,882	44,098

	Payments under Ground Lease Arrangements	7,853	4,851	7,422	15,275	9,702
	Dividend on perpetual preferred shares	4,969	4,969	4,969	9,938	9,938
	Total Consolidated Fixed Charges	81,616	33,854	76,479	158,095	63,738

	Adjusted EBITDA	167,696	88,942	198,759	366,455	167,044
	Interest Coverage Ratio	2.47	3.77	3.20	2.82	3.75
	Debt Service Coverage Ratio	2.35	3.63	3.00	2.67	3.59
	Fixed Charge Coverage Ratio	2.00	2.59	2.53	2.25	2.52

SELECTED FINANCIAL DATA 2007 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Six Months Ended
		June 30,	June 30,		March 30,	June 30,	June 30,
		2007	2006	%	2007	2007	2006	%
Revenues
	Rental Revenue, net	80,673	74,739	7.9%	78,963	159,637	148,532	7.5%
	Escalation & Reimbursement Revenues	15,022	13,591	10.5%	15,830	30,852	26,571	16.1%
	Investment Income	437	313	39.6%	323	759	537	41.3%
	Other Income	2,897	272	965.1%	968	3,867	2,496	54.9%
	Total Revenues	99,029	88,915	11.4%	96,084	195,115	178,136	9.5%
Expenses
	Operating Expense	25,134	22,205	13.2%	26,010	51,144	45,583	12.2%
	Ground Rent	5,206	4,825	7.9%	4,750	9,956	9,650	3.2%
	Real Estate Taxes	17,048	16,657	2.3%	17,193	34,240	33,468	2.3%
		47,388	43,687	8.5%	47,953	95,340	88,701	7.5%

	EBITDA	51,641	45,228	14.2%	48,131	99,775	89,435	11.6%

	Interest Expense & Amortization of Financing costs	9,273	9,419	-1.6%	9,318	18,591	18,790	-1.1%
	Depreciation & Amortization	14,564	14,095	3.3%	14,762	29,326	27,868	5.2%

	Income Before Minority Interest	27,804	21,714	28.0%	24,051	51,858	42,777	21.2%
Plus:	Real Estate Depreciation & Amortization	14,556	14,085	3.3%	14,753	29,309	27,849	5.2%

	FFO	42,360	35,799	18.3%	38,804	81,167	70,626	14.9%

Less:	Non - Building Revenue	518	491	5.5%	364	882	847	4.1%

Plus:	Interest Expense & Amortization of Financing costs	9,273	9,419	-1.6%	9,318	18,591	18,790	-1.1%
	Non Real Estate Depreciation	8	10	-20.0%	9	17	19	-10.5%
GAAP NOI		51,123	44,737	14.3%	47,767	98,893	88,588	11.6%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	(106)	1,467	-107.2	179	73	3,741	-98.0%
	Straightline Revenue Adjustment	3,684	3,495	5.4	3,520	7,203	7,075	1.8%
	Rental Income - FAS 141	233	233	0.0%	230	463	463	0.0%
Plus:	Allowance for S/L tenant credit loss	469	733	-36.0%	492	961	1,486	-35.3%
	Ground Lease Straight-line Adjustment	87	87	0.0%	87	174	174	0.0%
Cash NOI		47,868	40,362	18.6%	44,417	92,289	78,969	16.9%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	51.65%	50.18%		49.65%	50.66%	49.55%
	Cash NOI to Real Estate Revenue, net	48.36%	45.27%		46.17%	47.28%	44.17%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	56.91%	55.59%		54.58%	55.76%	54.95%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.53%	50.58%		51.01%	52.29%	49.47%

SELECTED FINANCIAL DATA 2007 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Six Months Ended
		June 30,	June 30,		June 30,	June 30,
		2007	2006	%	2007	2006	%
Revenues
	Rental Revenue, net	42,151	40,983	2.8%	83,358	81,130	2.7%
	Escalation & Reimbursement Revenues	8,665	8,653	0.1%	17,497	17,311	1.1%
	Investment Income	424	332	27.6%	838	682	23.0%
	Other Income	15	377	-96.1%	542	810	-33.1%
	Total Revenues	51,254	50,345	1.8%	102,236	99,932	2.3%
Expenses
	Operating Expense	11,046	10,866	1.7%	22,798	22,220	2.6%
	Ground Rent	—	—	—	—
	Real Estate Taxes	8,025	8,010	0.2%	16,213	16,002	1.3%
		19,070	18,876	1.0%	39,011	38,221	2.1%

	EBITDA	32,184	31,469	2.3%	63,225	61,711	2.5%

	Interest Expense & Amortization of Financing costs	16,579	16,426	0.9%	33,026	31,765	4.0%
	Depreciation & Amortization	8,299	8,075	2.8%	16,521	16,098	2.6%

	Income Before Minority Interest	7,306	6,969	4.8%	13,677	13,848	-1.2%
Plus:	Real Estate Depreciation & Amortization	8,299	8,074	2.8%	16,521	16,098	2.6

	FFO	15,605	15,043	3.7%	30,198	29,946	0.8%

	Less: Non - Building Revenue	428	337	26.9%	850	693	22.6%

	Plus: Interest Expense & Amortization of Financing costs	16,579	16,426	0.9%	33,026	31,765	4.0%
	Non Real Estate Depreciation	—	—		—	—
GAAP NOI		31,756	31,131	2.0%	62,374	61,018	2.2%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	65	(223)	-129.2%	532	(333)	-259.7%
	Straightline Revenue Adjustment	1,757	2,596	-32.3%	3,228	5,158	-37.4%
	FAS 141	190	176	7.8%	597	380	57.0%
Plus:	Allowance for S/L tenant credit loss	88	105	-16.2%	204	236	-13.7%
	Ground Lease Straight-line Adjustment	—	—		—	—
Cash NOI		29,832	28,687	4.0%	58,221	56,048	3.9%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	62.37%	62.12%		61.40%	61.34%
	Cash NOI to Real Estate Revenue, net	58.59%	57.24%		57.31%	56.34%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	62.37%	62.12%		61.40%	61.34%
	Cash NOI before Ground Rent/Real Estate Revenue, net	58.59%	57.24%		57.31%	56.34%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal O/S		2007			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	6/30/2007	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed Rate Debt
673 First Avenue	33,471	5.67%	696	Feb-13	28,984	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Jun-08
220 E 42nd Street	208,240	5.23%	3,534	Nov-13	182,342	—	Open
420 Lexington Avenue	113,951	8.44%	2,505	Nov-10	104,145	—	Open
625 Madision Avenue	100,821	6.27%	2,059	Nov-15	78,595	—	Open
55 Corporate Drive	95,000	5.75%	—	Dec-15	95,000	—	Open
609 Fifth Avenue	101,200	5.85%	1,215	Oct-13	92,062	—	Oct-07
485 Lexington Avenue	450,000	5.61%	—	Jan-17	450,000	—	Jan-10
919 Third Avenue	233,359	6.87%	3,413	Jul-18	217,592	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17	170,000	—	Open
141 Fifth Avenue	25,000	5.70%	—	Jun-17	26,050	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	—	Jan-16	21,849	—	Feb-08
399 Knollwood	19,166	5.75%	261	Mar-14	16,943	—	Sep-07
300 Main Street	11,500	5.75%	—	Feb-17	11,500	—	Feb-10
	1,706,708	6.00%	13,683		1,615,062

Secured fixed Rate Debt-Other
609 Partners, LLC	63,891	5.00%	—	Jun-16	63,891	—	Jun-08
	63,891	5.00%	—		63,891
Unsecured fixed rate debt
Senior Unsecured Line of Credit	160,000	5.34%	—	Jun-11	160,000	Aug-09	Open
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15	100,000	—	—
Unsecured Note	200,000	7.75%	—	Mar-09	200,000	—	Open
Unsecured Note	150,000	5.15%	—	Jan-11	150,000	—	Open
Unsecured Note	150,000	5.88%	—	Aug-14	150,000	—	Open
Unsecured Note (net)	274,644	6.00%	—	Mar-16	275,000	—	Open
Convertible Note (net)	282,138	4.00%	—	Jun-25	287,000	—	Open
Convertible Note (net)	736,132	3.00%	—	Mar-27	750,000	—	Mar-12
	2,052,914	4.68%	—		2,072,000

Total Fixed Rate Debt/Wtd Avg	3,823,513	5.27%	13,683		3,750,953

Floating rate Debt
Secured floating rate debt
1551/1555 Broadway (Libor + 200 bps) (1)	82,361	7.33%	—	Aug-08	82,361	—	Open
717 Fifth Avenue (Libor + 160 bps)	192,500	6.92%	—	Sep-08	192,500	—	Open
1 Landmark Square (Libor + 185bps)	128,000	7.17%	—	Feb-09	128,000	—	Feb-10

	402,861	7.08%	—		402,861

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 80 bps)	427,000	6.12%	—	Jun-11	427,000	Aug-09	Open
	427,000	6.12%	—		427,000

Total Floating Rate Debt/Wtd Avg	829,861	6.59%	—		829,861

Total Debt/Wtd Avg - Consolidated	4,653,374	5.51%	13,683		4,580,814

Total Debt/Wtd Avg - Joint Venture	1,483,534	5.98%

Weighted Average Balance & Interest Rate with SLG JV Debt	6,289,118	5.70%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2007			As-Of
	Principal O/S - 6/30/07			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

100 Park Avenue	175,000	87,325	6.52%	—	Nov-15	81,873	—	Oct-08
1 Madison Avenue - South Building	678,440	373,142	5.91%	5,447	May-20	222,492	—	Apr-08
21 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Nov-09
1221 Avenue of Americas	65,000	29,250	5.51%	—	Dec-10	29,250	Dec-08	Open
1604-1610 Broadway	27,000	12,150	5.66%	—	Mar-12	11,763	Jan-00	Apr-08
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Dec-09
Jericho Plaza	163,750	33,176	5.65%	—	Mar-17	33,176	—	Nov-07
Mack - Green Joint Venture	11,961	5,741	6.26%	—	Jun-09	5,741	—	Open
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Apr-10
One Court Square	315,000	94,500	4.91%	—	May-20	94,500	—	Sep-08
Total Fixed Rate Debt/Wtd Avg	2,067,401	900,122	5.74%	5,447		743,633

1250 Broadway (Libor + 80bps)	115,000	63,250	6.12%	—	Aug-07	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps)	105,000	47,250	6.07%	—	Dec-10	47,250	Dec-08	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	6.22%	—	Nov-07	343,750	Jul-09	Open
379 West Broadway (Libor + 225bps) (1)	13,095	5,893	7.57%	—	Dec-07	5,893	Dec-10	—
521 Fifth Avenue (Libor +100bps)	140,000	70,140	6.32%	—	Apr-11	70,140	—	Open
800 Third Avenue (Libor + 62.5bps)	20,910	9,693	5.95%	—	Aug-08	9,693	—	Open
Mack - Green Joint Venture (Libor + 275bps)	90,490	43,436	8.07%	—	May-08	43,436	—	—
Total Floating Rate Debt/Wtd Avg	1,109,495	583,412	6.36%	—		583,412

Total Joint Venture Debt/Wtd Avg	3,176,896	1,483,534	5.98%	5,447		1,327,045

(1)                Committed amount for 1551/1555 Broadway and 21 West 34th Street is $112.7mm.

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2007 Scheduled	2008 Scheduled	2009 Scheduled	2010 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	16,071	2037
420 Lexington Avenue (2)	10,068	12,196	12,196	12,196	—	2029	(3)
711 Third Avenue (2) (4)	1,550	1,550	1,550	1,550	715	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
919 Third Avenue (2)	850	850	850	850	—	2066
1185 Avenue of the Americas (2)	8,674	8,674	8,674	8,527	—	2043
Total	30,865	32,993	32,993	32,846	16,786

Capitalized Lease
673 First Avenue	1,416	1,416	1,416	1,416	16,466	2037

(1) Per the balance sheet at June 30, 2007
(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.
(3) Subject to renewal at the Company’s option through 2080.
(4) Excludes portion payable to SL Green as owner of 50% leasehold.
(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.
(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Wtd Average	Wtd Average	Current	Libor
	Outstanding	Assets during quarter	Yield during quarter	Yield	Rate

3/31/2006	466,173	453,085	10.27%	10.57%	4.83%

Originations/Accretion (1)	37,282
Preferred Equity	7,000
Redemptions /Amortization	(176,466)
6/30/2006	333,989	409,728	10.31%	10.04%	5.33%

Originations/Accretion (1)	288
Preferred Equity	32,500
Redemptions /Amortization	(19,219)
9/30/2006	347,558	351,249	10.32%	10.17%	5.32%

Originations/Accretion (1)	97,475
Preferred Equity	—
Redemptions /Amortization	(7)
12/31/2006	445,026	381,255	10.45%	9.95%	5.32%

Originations/Accretion (1)	448,283
Preferred Equity	—
Redemptions /Amortization	(205,006)
3/31/2007	688,303	718,693	9.98%	10.64%	5.32%

Originations/Accretion (1)	63,792
Preferred Equity
Redemptions /Amortization	(90,373)
6/30/2007	661,722	699,566	10.52%	10.62%	5.32%

(1) Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE ($000’s omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$85,396	$762,500	$228	11.09%	10.96%

Mezzanine Debt	$460,130	$7,491,899	$479	10.32%	10.40%

Preferred Equity	$116,194	$3,103,724	$191	11.23%	11.24%

Balance as of 6/30/07	$661,720	$11,358,123	$390	10.58%	10.62%

Current Maturity Profile (2)

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 7 years.

SELECTED PROPERTY DATA Manhattan Properties

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Jun-07	Mar-07	Dec-06	Sep-06	Jun-06	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”				%	%	%	%	%	%	$	%	%
1372 Broadway	Garment	Fee Interest	508,000	2	99.8	99.7	99.7	85.7	85.7	20,584,044	4	2	22
19 West 44th Street	Midtown	Fee Interest	292,000	1	94.5	98.1	96.5	99.4	98.5	11,337,588	2	1	65
220 East 42nd Street	Grand Central	Fee Interest	1,135,000	5	99.4	100.0	100.0	100.0	100.0	44,573,160	8	5	36
28 West 44th Street	Midtown	Fee Interest	359,000	2	93.7	99.8	96.5	95.7	96.2	13,395,888	2	2	76
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	99.7	99.7	99.7	99.7	99.7	8,063,052	1	1	19
317 Madison Avenue	Grand Central	Fee Interest	450,000	2	89.4	92.8	92.8	91.7	94.6	18,785,748	3	2	87
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	5	96.0	97.3	97.3	98.9	98.0	56,670,384	10	7	237
440 Ninth Avenue	Penn Station	Fee Interest	339,000	2	99.4	99.4	99.4	99.4	99.4	10,790,280	2	1	12
461 Fifth Avenue	Midtown	Leasehold Interest (3)	200,000	1	98.8	98.8	98.8	87.6	87.6	12,161,928	2	1	17
470 Park Avenue South	Park Avenue South/Flatiron	Fee Interest	260,000	1	100.0	96.5	96.5	100.0	100.0	10,749,576	2	1	27
555 West 57th Street	Midtown West	Fee Interest	941,000	4	99.6	99.9	99.9	99.9	99.9	28,736,928	5	4	16
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	2	97.9	97.3	97.3	99.0	99.0	39,127,416	7	5	32
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	99.8	99.8	99.8	82.7	82.7	14,817,384	3	2	11
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	2	100.0	100.0	100.0	100.0	96.1	23,744,196	4	3	19
750 Third Avenue	Grand Central North	Fee Interest	780,000	3	98.6	98.0	98.0	98.0	98.0	34,767,456	6	4	21

Subtotal / Weighted Average			8,148,000	36	97.9	98.7	97.3	96.8	96.5	$348,305,028	61	42	697

Adjustments
485 Lexington Avenue	Grand Central North	Fee Interest	921,000	4	98.8	90.5	90.5	78.7	74.1	43,209,612	8	5	17
609 Fifth Avenue	Rockefeller Center	Fee Interest	160,000	1	97.0	98.8	98.8	98.8	98.8	12,693,192	2	2	19
331 Madison Avenue	Grand Central	Fee Interest	114,900	1	97.6	—	—	—	—	4,452,732	1	1	20
333 West 34th Street	Penn Station	Fee Interest	345,400	2	100.0	—	—	—	—	16,076,868	3	2	1
120 West 45th Street	Midtown	Fee Interest	440,000	2	100.0	100.0	—	—	—	22,681,116	4	3	29
810 Seventh Avenue	Times Square	Fee Interest	692,000	3	97.7	99.9	—	—	—	35,564,856	6	4	39
919 Third Avenue	Grand Central North	Fee Interest(2)	1,454,000	6	99.9	99.9	—	—	—	76,512,624		5	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1,062,000	5	99.0	99.0	—	—	—	57,288,912	10	7	25
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	562,000	2	93.0	93.0	—	—	—	27,496,404	5	3	43

Subtotal / Weighted Average			5,751,300	26	98.5	97.3	91.7	81.7	77.8	$295,976,316	39	32	151

Total / Weighted Average Consolidated Properties			13,899,300	62	98.1	98.2	92.0	95.0	94.3	$644,281,344	100	74	848

UNCONSOLIDATED PROPERTIES
“Same Store”
1 Madison Avenue - 55%	Park Avenue South	Fee Interest	1,176,900	5	99.8	98.6	98.6	98.6	98.6	61,481,868		4	3
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	4	89.7	91.8	92.1	93.3	93.8	32,911,716		2	32
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	11	95.6	94.0	97.3	97.3	96.6	137,542,320		8	23
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	3	98.6	98.1	98.6	98.6	95.5	25,151,004		2	33
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	8	99.0	99.0	99.0	99.0	99.6	84,711,324		7	10
Subtotal / Weighted Average			6,980,900	31	96.7	96.1	96.1	97.6	97.2	$341,798,232		23	101

Adjustments
521 Fifth Avenue - 50.1%	Grand Central	Leasehold Interest(3)	460,000	2	92.7	90.2	90.4	94.2	94.2	17,859,180		1	49
800 Third Avenue - 47.4%	Grand Central North	Fee Interest	526,000	2	96.9	96.9	96.9	—	—	27,210,384		1	25
1745 Broadway - 32.3%	Midtown	Fee Interest	674,000	3	100.0	—	—	—	—	34,973,916		1	1
Subtotal / Weighted Average			1,660,000	7	97.0	93.8	96.3	94.2	94.2	$80,043,480		3	74

Total / Weighted Average Unconsolidated Properties			8,640,900	38	96.8	95.9	97.0	97.4	97.0	$421,841,712		26	175

Grand Total / Weighted Average			22,540,200	100	97.6	97.3	97.0	96.1	95.9	$1,066,123,056			1,023
Grand Total - SLG share of Annualized Rent										$814,804,359		100

Same Store Occupancy % - Combined			15,128,900	67	97.3	97.6	97.4	97.1	96.8

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 51% interest in this consolidated joint venture asset.

(3) SL Green holds an option to acquire the fee interest on this building.

SELECTED PROPERTY DATA Suburban Properties

				Usable	% of Total	Occupancy (%)			Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership		Sq. Feet	Sq. Feet	Jun-07	Mar-07	Dec-06	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
Adjustments					%	%	%	%	$	%	%	%
1100 King Street - 1 Int’l Drive	Rye Brook, Westchester	Fee Interest		90,000	1	100.0	100.0	—	2,250,000	3	2	1
1100 King Street - 2 Int’l Drive	Rye Brook, Westchester	Fee Interest		90,000	1	100.0	100.0	—	2,250,000	3	2	1
1100 King Street - 3 Int’l Drive	Rye Brook, Westchester	Fee Interest		90,000	1	90.5	90.5	—	2,154,432	2	2	6
1100 King Street - 4 Int’l Drive	Rye Brook, Westchester	Fee Interest		90,000	1	98.4	98.4	—	2,622,528	3	2	7
1100 King Street - 5 Int’l Drive	Rye Brook, Westchester	Fee Interest		90,000	1	88.5	77.5	—	1,802,364	2	1	7
1100 King Street - 6 Int’l Drive	Rye Brook, Westchester	Fee Interest		90,000	1	100.0	100.0	—	2,610,648	3	2	5
100 White Plains Road	Tarrytown, Westchester	Fee Interest	(1)	6,000	0	100.0	100.0	—	91,128		0	1
120 White Plains Road	Tarrytown, Westchester	Fee Interest	(1)	205,000	3	97.6	97.6	—	5,543,304		2	14
520 White Plains Road	Tarrytown, Westchester	Fee Interest		180,000	3	81.9	80.6	—	3,302,844	4	3	6
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest		178,000	3	74.2	74.2	—	3,479,784	4	3	14
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest		250,000	4	87.4	87.4	—	6,126,492	7	5	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest		245,000	4	95.7	95.7	—	6,965,640	8	6	9
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest		228,000	3	77.1	77.1	—	4,129,824	5	3	1
140 Grand Street	White Plains, Westchester	Fee Interest		130,100	2	92.9	92.9	—	3,913,620	4	3	7
360 Hamilton Avenue	White Plains, Westchester	Fee Interest		384,000	6	100.0	100.0	—	11,816,220	14	9	14
399 Knollwood Road	White Plains, Westchester	Fee Interest		145,000	2	100.0	96.6	—	3,441,072	4	3	46
Westchester, NY Subtotal				2,491,100	36	91.7	91.0	—	62,499,900	66	48	147

1 Landmark Square	Stamford, Connecticut	Fee Interest		312,000	4	84.4	83.3	—	6,478,284	7	5	48
2 Landmark Square	Stamford, Connecticut	Fee Interest		46,000	1	65.8	65.8	—	787,056	1	1	8
3 Landmark Square	Stamford, Connecticut	Fee Interest		130,000	2	98.0	98.0	—	3,203,868	4	3	14
4 Landmark Square	Stamford, Connecticut	Fee Interest		105,000	2	77.3	77.3	—	1,732,044	2	1	12
5 Landmark Square	Stamford, Connecticut	Fee Interest		61,000	1	100.0	100.0	—	858,792	1	1	14
6 Landmark Square	Stamford, Connecticut	Fee Interest		172,000	2	78.3	74.8	—	2,700,672	3	2	4
7 Landmark Square	Stamford, Connecticut	Fee Interest		36,800	1	10.8	10.8	—	271,032	0	0	1
300 Main Street	Stamford, Connecticut	Fee Interest		130,000	2	93.2	92.5	—	1,797,168	2	1	20
680 Washington Avenue	Stamford, Connecticut	Fee Interest	(1)	133,000	2	94.7	94.7	—	4,519,860		2	5
750 Washington Avenue	Stamford, Connecticut	Fee Interest	(1)	192,000	3	97.1	92.8	—	5,267,352		2	8
1010 Washington Avenue	Stamford, Connecticut	Fee Interest		143,400	2	95.6	93.2	—	3,328,848	4	3	16
1055 Washington Avenue	Stamford, Connecticut	Leasehold Interest		182,000	3	90.4	89.7	—	5,261,892	6	4	23
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest		121,500	2	94.4	—	—	3,323,508	4	3	11
Connecticut Subtotal				1,764,700	25	87.9	85.3	—	39,530,376	34	28	184

55 Corporate Drive	Bridgewater, New Jersey	Fee Interest	(2)	670,000	10	100.0	100.0	—	21,812,018		9	1

Total / Weighted Average Consolidated Properties				4,925,800	71	91.5	90.5	—	$123,842,294	100	85	332

UNCONSOLIDATED PROPERTIES
Adjustments
1 Jericho Plaza - 20.26%	Jericho, New York	Fee Interest		300,000	4	96.5	—	—	9,745,500		1	12
2 Jericho Plaza - 20.26%	Jericho, New York	Fee Interest		340,000	5	100.0	—	—	11,325,684		2	29
One Court Square - 30%	Long Island City, New York	Fee Interest		1,402,000	20	100.0	100.0	—	50,817,636		12	1

Total / Weighted Average Unconsolidated Properties				2,042,000	29	99.5	100.0	—	$71,888,820		15	42

Grand Total / Weighted Average				6,967,800	100	93.8	92.7	—	$195,731,114			374
Grand Total - SLG share of Annualized Rent									$124,893,992		100

(1)                 SL Green holds a 51% interest in this consolidated joint venture asset.

(2)                 SL Green holds a 50% interest through a tenancy in common ownership.

(3)                 SL Green holds an option to acquire the fee interest on this building.

										Gross Total
RETAIL & DEVELOPMENT PROPERTIES										Book Value
1551-1555 Broadway - 50%	Times Square	Fee Interest		23,600	8	—	—	—	N/A	$97,657,307	N/A	N/A
1604 Broadway - 45%	Times Square	Leasehold Interest		29,876	11	100.0	100.0	72.7	$4,106,892	7,412,329	7	3
21-25 West 34th Street - 50%	Herald Square/ Penn Station	Fee Interest		30,100	11	100.0	100.0	100.0	5,906,692	30,566,080	11	1
27-29 West 34th Street - 50%	Herald Square/ Penn Station	Fee Interest		41,000	14	0.0	6.1	58.8	—	35,722,553	N/A	N/A
379 West Broadway - 45%	Cast Iron/Soho	Leasehold Interest	(3)	62,006	22	100.0	100.0	100.0	2,806,536	21,850,269	4	7
717 Fifth Avenue - 92%	Midtown/Plaza District	Fee Interest		76,400	27	97.8	97.8	63.1	13,147,836	247,598,117	43	8
141 Fifth Avenue - 50%	Flat Iron	Fee Interest		21,500	8	100.0	100.0	100.0	2,107,236	17,459,189	4	4
Total / Weighted Average Retail/Development Properties				284,482	100	N/A	N/A	N/A	$28,075,192	$458,265,844	69	23

33

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties
Tenant Name	Property	Lease Expiration	Total Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent	Credit Rating (1)

Citigroup, N.A.	485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 333 West 34th Street, 750 Washington Blvd & Court Square	Various	2,178,046	$85,846,968	$39.41	6.8%	48,220,840	5.1%	AA+
Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013, 2015 & 2020	1,410,339	72,381,192	$51.32	5.7%	49,544,926	5.3%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,138,143	60,004,128	$52.72	4.8%	33,002,270	3.5%	A+
Sanofi-Aventis	55 Corporate Drive, NJ	2023	670,000	21,812,018	$32.56	1.7%	10,906,009	1.2%	AA
Random House, Inc.	1745 Broadway	2018	644,598	34,973,907	$54.26	2.8%	11,282,582	1.2%	BBB+
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas & 2 Jericho Plaza	Various	633,576	43,184,796	$68.16	3.4%	19,293,069	2.1%	A+
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	34,595,124	$58.98	2.7%	17,643,513	1.9%
Omnicom Group, Cardinia Real Estate LLC	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	576,716	21,881,016	$37.94	1.7%	21,881,016	2.3%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	25,680,288	$52.77	2.0%	11,556,130	1.2%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	418,709	20,013,564	$47.80	1.6%	9,006,104	1.0%	A+
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	375,236	9,478,944	$25.26	0.8%	9,478,944	1.0%	A-
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	12,686,556	$37.02	1.0%	12,686,556	1.4%
Visiting Nurse Service of New York	1250 Broadway	2018	295,870	9,606,780	$32.47	0.8%	6,357,287	0.7%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	10,009,032	$34.99	0.8%	10,009,032	1.1%	BBB
Schulte, Roth & Zabel LLP	919 Third Avenue	2011 & 2021	279,746	14,648,940	$52.37	1.2%	7,470,959	0.8%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	8,144,976	$31.03	0.6%	8,144,976	0.9%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	11,848,188	$47.23	0.9%	10,971,619	1.2%	A+
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	234,207	11,337,732	$48.41	0.9%	11,337,732	1.2%	BBB
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	228,374	7,750,764	$33.94	0.6%	7,750,764	0.8%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,283,628	$18.81	0.3%	4,283,628	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,375,412	$50.31	0.9%	5,130,311	0.5%	BBB
Teachers Insurance & Annuity Association	750 Third Avenue	2008, 2009 & 2015	188,625	8,504,328	$45.09	0.7%	8,504,328	0.9%	AAA
Fuji Color Processing Inc.	120 White Plains Road & 200 Summit Lake Drive	2010 & 2013	186,484	5,733,888	$30.75	0.5%	5,452,936	0.6%	A-1
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2015 & 2017	183,126	9,173,664	$50.09	0.7%	9,173,664	1.0%
Amerada Hess Corp.	1185 Ave.of the Americas	2009 & 2027	180,822	9,055,812	$50.08	0.7%	9,055,812	1.0%	BBB
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	148,726	5,732,040	$38.54	0.5%	2,866,020	0.3%
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,681,296	$51.90	0.6%	3,456,583	0.4%
Banque National De Paris	919 Third Avenue	2016	145,834	7,894,548	$54.13	0.6%	7,894,548	0.8%
King & Spalding	1185 Ave.of the Americas	2025	144,488	7,419,084	$51.35	0.6%	7,419,084	0.85
National Hockey League	1185 Ave.of the Americas	2022	141,435	10,462,668	$73.98	0.8%	10,462,668	1.1%

Total			13,220,237	$603,201,281	$45.63	47.8%	$390,243,910	41.5%

Wholly Owned Portfolio + Allocated JV Properties			29,508,000	$1,261,854,170	$42.76		$939,698,351

(1) - 57% of Portfolio’s Largest Tenants have investment grade credit ratings. 30% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on Base Rental Revenue

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 3/31/07			590,183

Add: Acquired Vacancies	331 Madison Avenue		2,800

Less: Sold Vacancies	110 East 42nd Street		(1,936)

Space which became available during the Quarter (A):
Office

	317 Madison Avenue	6	25,617	25,752	$42.47
	220 East 42nd Street	5	21,133	21,133	$48.71
	100 Park Avenue	5	36,515	36,515	$45.92
	555 West 57th Street	2	30,454	34,681	$30.54
	470 Park Ave South	1	9,735	9,735	$31.59
	19 West 44th Street	3	14,624	14,707	$37.32
	28 West 44th Street	10	26,574	26,574	$37.94
	1221 Sixth Avenue	1	9,403	9,403	$73.38
	521 Fifth Avenue	1	2,140	2,140	$38.25
	609 Fifth Avenue	2	2,902	2,744	$52.11
	625 Madison Avenue	1	27,798	27,798	$77.31
	810 Seventh Avenue	1	31,000	31,000	$37.79
	1185 Avenue of the Americas	2	8,035	7,603	$37.42
	1350 Avenue of the Americas	2	7,485	7,485	$70.14
	420 Lexington Avenue	28	36,320	41,616	$42.85
	Total/Weighted Average	70	289,735	298,886	$45.34

Retail

	521 Fifth Avenue	1	1,640	1,640	$257.52
	Total/Weighted Average	1	1,640	1,640	$257.52

Storage

	673 First Avenue	2	992	1,300	$5.68
	Total/Weighted Average	2	992	1,300	$5.68

	Total Space became Available during the Quarter
	Office	70	289,735	298,886	$45.34
	Retail	1	1,640	1,640	$257.52
	Storage	2	992	1,300	$5.68
		73	292,367	301,826	$46.32

	Total Available Space		883,414

(1)             Escalated Rent is calculated as Total Annual Income less Electric Charges

(A)            - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 3/31/07				883,414

Office

	317 Madison Avenue	4	5.6	10,565	11,759	$46.10	$35.39	$5.84	0.1
	485 Lexington Avenue	5	10.7	77,183	73,881	$67.71	$—	$38.46	5.1
	220 East 42nd Street	3	8.8	13,855	14,525	$53.33	$50.71	$11.65	2.3
	100 Park Avenue	1	10.0	19,034	20,285	$60.00	$45.16	$35.00	—
	1250 Broadway	1	5.0	3,370	3,477	$47.00	$48.37	$39.99	—
	555 West 57th Street	1	10.5	27,844	32,721	$43.00	$30.95	$33.67	6.0
	1 Madison Avenue	1	13.7	14,259	14,264	$50.00	$—	$40.00	4.0
	470 Park Ave South	2	8.5	14,235	14,802	$40.81	$30.75	$25.20	1.7
	1372 Broadway	1	13.5	400	853	$42.00	$—	$—	—
	19 West 44th Street	2	5.0	4,101	4,193	$48.83	$33.78	$3.58	—
	28 West 44th Street	2	5.0	4,523	4,797	$47.64	$39.28	$7.86	1.0
	1221 Sixth Avenue	2	4.8	48,593	51,268	$32.79	$—	$—	—
	521 Fifth Avenue	2	9.1	15,194	15,726	$61.56	$12.33	$12.75	3.3
	625 Madison Avenue	2	11.3	31,298	31,298	$70.21	$74.34	$9.11	3.6
	810 Seventh Avenue	1	10.4	15,500	16,858	$83.50	$34.75	$58.20	6.5
	1185 Avenue of the Americas	1	18.5	8,035	7,950	$52.00	$35.79	$—	6.0
	1350 Avenue of the Americas	2	9.3	7,485	7,571	$80.00	$69.34	$15.00	3.5
	420 Lexington Avenue	17	5.3	20,729	24,715	$51.91	$41.93	$9.88	0.2
	Total/Weighted Average	50	9.1	336,203	350,943	$55.42	$45.29	$22.37	3.0

Retail

	470 Park Avenue South	1	15.5	4,478	5,478	$133.33	$47.02	$20.70	5.0
	750 Third Avenue	2	12.8	3,310	3,234	$32.47	$—	$9.89	4.5
	Total/Weighted Average	3	14.5	7,788	8,712	$95.89	$47.02	$16.69	4.8

Storage

	673 First Avenue	1	5.0	700	1,000	$15.00	$4.00	$—	—
	750 Third Avenue	1	10.0	894	894	$20.00	$—	$—	—
	1221 Sixth Avenue	1	9.5	1,060	1,060	$15.00	$—	$—	5.5
	420 Lexington Avenue	2	4.7	445	543	$25.00	$—	$—	—
	Total/Weighted Average	5	7.6	3,099	3,497	$17.83	$4.00	$—	1.7

Leased Space
	Office (3)	50	9.1	336,203	350,943	$55.42	$45.29	$22.37	3.0
	Retail	3	14.5	7,788	8,712	$95.89	$47.02	$16.69	4.8
	Storage	5	7.6	3,099	3,497	$17.83	$4.00	$—	1.7
	Total	58	9.2	347,090	363,152	$56.03	$45.13	$22.02	3.0

Total Available Space @ 6/30/07				536,324

Early Renewals
Office

	317 Madison Avenue	1	5.0	19,196	20,444	$45.00	$31.00	$—	—
	220 East 42nd Street	1	6.4	60,079	63,805	$46.20	$25.62	$5.00	—
	100 Park Avenue	2	10.1	86,297	94,911	$69.18	$34.44	$—	—
	1372 Broadway	2	8.1	92,220	99,209	$38.01	$33.46	$7.25	—
	19 West 44th Street	1	5.0	2,827	2,827	$47.50	$38.87	$—	—
	28 West 44th Street	2	5.0	3,371	3,406	$47.93	$39.27	$26.91	—
	521 Fifth Avenue	1	8.0	20,500	22,368	$50.00	$42.19	$10.00	—
	420 Lexington Avenue	6	3.0	17,418	19,894	$48.43	$38.71	$1.52	0.1
	Total/Weighted Average	16	7.8	301,908	326,864	$50.74	$33.09	$4.23	0.0

Storage

	100 Park Avenue	1	10.8	2,927	2,909	$25.00	$26.50	$—	—
	Total/Weighted Average	1	10.8	2,927	2,909	$25.00	$26.50	$—	—

Renewals
	Early Renewals Office	16	7.8	301,908	326,864	$50.74	$33.09	$4.23	0.0
	Early Renewals Storage	1	10.8	2,927	2,909	$25.00	$26.50	$—	—
	Total	17	7.8	304,835	329,773	$50.51	$43.46	$4.20	0.0

(1)                Annual Base Rent

(2)                Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)                Average starting office rent excluding new tenants replacing vacancies is $56.61/rsf for 198,445 rentable SF. Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $52.96/rsf for 525,309 rentable SF.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 3/31/07			471,321

Add: Acquired Vacancies			27,012

Space which became available during the Quarter (A):
Office
	399 Knollwood Road	2	4,911	4,911	$23.40
	1055 Washington Avenue	3	6,895	6,895	$38.65
	Total/Weighted Average	6	14,641	14,641	$32.53

	Total Space became Available during the Quarter

	Office	6	14,641	14,641	$32.53
		6	14,641	14,641	$32.53

	Total Available Space		512,974

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 3/31/07				512,974

Office

	1100 King Street - 5 Int’l Drive	1	5.0	9,878	9,878	$26.50	$25.00	$35.00	—
	520 White Plains Road	1	8.0	2,376	2,376	$24.75	$20.06	$28.00	1.0
	399 Knollwood Road	5	4.4	9,721	10,515	$25.57	$23.30	$13.31	—
	1 Landmark Square	2	3.9	6,285	6,285	$26.07	$26.62	$0.82	—
	6 Landmark Square	1	7.1	6,067	5,700	$29.00	$28.74	$34.36	1.0
	300 Main Street	1	3.0	1,000	1,000	$28.00	$—	$15.00	—
	750 Washington Avenue	1	7.0	8,262	8,262	$40.00	$39.00	$31.46	—
	1010 Washington Avenue	2	4.7	3,418	3,418	$30.04	$27.13	$24.53	—
	1055 Washington Avenue	3	6.3	8,054	8,054	$30.55	$37.01	$25.41	—
	Total/Weighted Average	17	5.5	55,061	55,488	$29.30	$29.54	$23.73	0.1

Storage

	399 Knollwood Road	1	5.0	120	120	$—	$—	$—	—
	Total/Weighted Average	1	5.0	120	120	$—	$—	$—	—

Leased Space
Total/Weighted Average - Office		17	5.5	55,061	55,488	$29.30	$29.67	$23.73	0.1
Total/Weighted Average - Storage		1	5.0	120	120	$10.00	$10.00	$—	—
Total - Office & Storage		18	5.5	55,181	55,608	$29.26	$29.63	$23.68	0.1

Total Available Space @ 6/30/07				457,793

Early Renewals
Office
	115-117 Steven Avenue	1	2.0	2,443	2,443	$25.74	$27.00	$—	—
	200 Summit Lake Drive	1	5.0	2,650	2,650	$39.00	$36.30	$25.00	—
	Total/Weighted Average	2	3.6	5,093	5,093	$32.64	$31.84	$13.01	—

Renewals
	Early Renewals Office	5	4.8	14,466	14,466	$29.25	$33.28	$11.37	—
	Early Renewals Retail	2	3.6	5,093	5,093	$32.64	$32.20	$13.01	—
	Total	7	4.5	19,559	19,559	$30.13	$33.00	$11.80	—

(1)                                    Annual Base Rent

(2)                                    Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)                                    Average starting office rent excluding new tenants replacing vacancies is $29.60/rsf for 50,384 rentable SF. Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $29.88/rsf for 55,477 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf

In 1st Quarter 2007 (1)	18	13,623	0.10%	$676,308	$49.64	$73.68	2	2,836	0.03%	$132,999	$46.90	$62.15
In 2nd Quarter 2007	14	85,697	0.61%	$3,671,124	$42.84	$70.68	6	151,081	1.81%	$9,202,152	$60.91	$80.16
In 3rd Quarter 2007	36	204,827	1.47%	$9,082,488	$44.34	$70.81	4	28,743	0.34%	$813,024	$28.29	$48.58
In 4th Quarter 2007	25	129,134	0.92%	$7,451,052	$57.70	$85.91	4	162,167	1.94%	$7,970,712	$49.15	$79.10

Total 2007	93	433,281	3.10%	$20,880,972	$48.19	$75.54	16	344,827	4.13%	$18,118,887	$52.54	$76.88

In 1st Quarter 2008	18	94,781	0.68%	$3,991,872	$42.12	$60.30	9	195,379	2.34%	$7,978,188	$40.83	$76.07
In 2nd Quarter 2008	25	138,329	0.99%	$6,848,988	$49.51	$69.25	5	56,480	0.68%	$2,667,012	$47.22	$71.18
In 3rd Quarter 2008	37	135,870	0.97%	$5,852,340	$43.07	$57.58	5	177,591	2.13%	$7,804,848	$43.95	$68.53
In 4th Quarter 2008	34	327,157	2.34%	$14,690,532	$44.90	$66.13	4	18,953	0.23%	$591,900	$31.23	$75.95

Total 2008	114	696,137	4.99%	$31,383,732	$45.08	$64.29	23	448,403	5.37%	$19,041,948	$42.47	$72.46

2009	104	1,182,870	8.47%	$54,674,016	$46.22	$63.60	20	325,354	3.90%	$12,944,436	$39.79	$79.62
2010	131	1,075,403	7.70%	$46,773,408	$43.49	$62.19	28	1,464,563	17.54%	$74,434,884	$50.82	$72.50
2011	115	917,575	6.57%	$45,111,900	$49.16	$63.10	15	226,353	2.71%	$9,352,872	$41.32	$72.22
2012	91	1,113,418	7.97%	$40,633,908	$36.49	$55.14	15	139,840	1.67%	$6,063,024	$43.36	$66.50
2013	64	1,163,872	8.34%	$51,196,759	$43.99	$62.66	13	979,345	11.73%	$50,703,264	$51.77	$79.60
2014	34	620,163	4.44%	$26,046,924	$42.00	$66.63	16	201,204	2.41%	$15,058,908	$74.84	$109.14
2015	48	747,055	5.35%	$36,711,636	$49.14	$65.72	18	353,885	4.24%	$15,895,536	$44.92	$60.21
2016	45	1,121,068	8.03%	$53,655,300	$47.86	$71.21	8	224,212	2.69%	$15,538,800	$69.30	$83.40
Thereafter	113	4,891,925	35.04%	$237,212,789	$48.49	$72.30	27	3,641,504	43.61%	$184,689,153	$50.72	$70.54
	952	13,962,767	100.00%	$644,281,344	$46.14	$67.01	199	8,349,490	100.00%	$421,841,712	$50.52	$73.48

(1)	Includes month to month holdover tenants that expired prior to 3/31/07.
(2)	Tenants may have multiple leases.
(3)	Represents in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Lease $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf

In 1st Quarter 2007 (1)	11	38,283	0.88%	$1,056,324	$27.59	$29.96	—	—	—	—	—	—
In 2nd Quarter 2007	3	9,053	0.21%	$198,372	$21.91	$32.69	—	—	—	—	—	—
In 3rd Quarter 2007	15	109,380	2.53%	$1,823,424	$16.67	$19.71	—	—	—	—	—	—
In 4th Quarter 2007	13	23,533	0.54%	$680,736	$28.93	$36.14	1	12,660	0.62%	$378,756	$29.92	$36.00

Total 2007	42	180,249	4.16%	$3,758,856	$20.85	$24.69	1	12,660	0.62%	$378,756	$29.92	$36.00

In 1st Quarter 2008	18	92,361	2.13%	$2,722,632	$29.48	$36.44	1	12,030	0.59%	$399,192	$33.18	$36.00
In 2nd Quarter 2008	12	104,321	2.41%	$3,033,720	$29.08	$29.45	1	5,600	0.28%	$163,152	$29.13	$36.00
In 3rd Quarter 2008	13	50,625	1.17%	$1,378,584	$27.23	$31.42	—	—	—	—	—	—
In 4th Quarter 2008	11	67,697	1.56%	$1,783,836	$26.35	$36.96	1	3,859	0.19%	$128,148	$33.21	$36.00

Total 2008	54	315,004	7.28%	$8,918,772	$28.31	$33.43	3	21,489	1.06%	$690,492	$32.13	$36.00

2009	51	283,681	6.55%	$8,443,716	$29.76	$38.12	6	78,182	3.85%	$2,663,772	$34.07	$36.00
2010	49	547,553	12.65%	$15,834,864	$28.92	$33.00	7	93,051	4.59%	$3,021,852	$32.48	$36.00
2011	61	851,548	19.67%	$22,985,064	$26.99	$32.11	5	40,780	2.01%	$1,350,480	$33.12	$36.00
2012	30	334,875	7.74%	$9,148,692	$27.32	$33.01	8	131,336	6.47%	$4,539,876	$34.57	$36.00
2013	10	312,316	7.21%	$10,043,400	$32.16	$32.48	4	32,059	1.58%	$1,092,384	$34.07	$36.00
2014	12	207,973	4.80%	$5,615,892	$27.00	$31.81	4	133,637	6.59%	$4,863,120	$36.39	$37.01
2015	12	193,143	4.46%	$5,534,436	$28.65	$33.84	2	19,777	0.97%	$602,844	$30.48	$36.00
2016	14	281,582	6.50%	$7,536,756	$26.77	$35.91	1	56,673	2.79%	$1,767,612	$31.19	$36.00
Thereafter	14	820,968	18.96%	$26,021,846	$31.70	$36.60	3	1,409,609	69.46%	$50,917,632	$36.12	$39.98
	349	4,328,892	100.00%	$123,842,294	$28.61	$33.66	44	2,029,253	100.00%	$71,888,820	$35.43	$38.83

(1) Includes month to month holdover tenants that expired prior to 3/31/07.
(2) Tenants may have multiple leases.
(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2007	Price ($’s) (1)
1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	96.0	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	100.0	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	99.4	$32,000,000

1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.9	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	98.6	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.9	$34,100,000

2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	96.5	89.7	$192,000,000

2001 Acquisitions
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	89.4	$105,600,000

Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	98.6	$126,500,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	99.0	$483,500,000

2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	99.4	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	95.6	$1,000,000,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Midtown	292,000	86.0	94.5	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	98.6	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	98.8	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	97.9	$231,500,000

2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	93.7	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		94.5	$91,200,000
Jul-05	1551/1555 Broadway & 21 West 34th Street - 50% JV	Fee Interest	Times Square / Penn Station	43,700	N/A	N/A	$102,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron District	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 45% JV	Leasehold Interest	Times Square	41,100	17.2	100.0	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron / Soho	62,006	100.0	100.0	$19,750,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee interest	Herald Square / Penn Station	51,000	55.8	N/A	$30,000,000
Mar-06	521 Fifth Avenue	Leasehold Interest	Midtown	460,000	97.0	92.7	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	97.0	$182,000,000
Sep-06	717 Fifth Avenue	Fee Interest	Midtown / Plaza District	76,400	63.1	97.8	$235,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		98.8	$578,000,000
Dec-06	800 Third Avenue	Fee Interest	Grand Central North	526,000	96.9	96.9	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	99.1	98.8	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	97.6	$73,000,000
Apr-07	Two Herald Square	Fee Interest	Herald Square	354,400	100.0	100.0	$225,000,000
Apr-07	1745 Broadway	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	100.0	$183,000,000
				7,100,700			$4,680,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	1 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
				2,037,000	$1,196,000,000	$587

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

sUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2007	Price ($’s) (1)
2007	Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	93.2	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	100.0	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests /	Stamford, Connecticut	1,369,800	88.9	86.1	$490,750,000
		Leasehold Interest
Jan-07	Reckson - Westchester Portfolio	Fee Interests /	Westchester	2,346,100	90.6	91.2	$570,190,000
		Leasehold Interest
Apr-07	Jericho Plazas	Fee Interest	Jericho, New York	640,000	98.4	98.4	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	95.6	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	94.4	$56,000,000
				4,895,800			$1,411,540,000

(1)  Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Mitchell B. Germain	(212) 847-5794	mitchell.b.germain@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Merrill Lynch	Steve Sakwa	(212) 449-4396	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@stifel.com
UBS Securities LLC	James C. Feldman	(212) 713 4932	james.feldman@ubs.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.